UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 26, 2018 (June 25, 2018)
  _________________________________
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
 _________________________________

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: On June 25, 2018, the Board of Directors (the “Board”) of Nuance Communications, Inc. (the “Company”) met to discuss and a range of corporate governance matters including: adopting a majority voting standard in uncontested elections of directors; making changes to Board leadership and Board Committee leadership and composition; determining that, following obtaining further input from stockholders, the Company will adopt a bylaw permitting stockholders to call special meetings of stockholders. Directors Frankenberg, Martin and Quigley each notified the Board that they were resigning from the Board effective June 30, 2018 and, in connection with such resignations, the Board considered and made certain changes to the equity awards held by each of Messrs. Frankenberg, Quigley and by Ms. Martin. Further disclosure with respect to these matters is set forth below.

Item 1.01.	Entry into a Material Definitive Agreement

(b) On June 25, 2018, the Board of Directors (the “Board”) of Nuance Communications, Inc. (the “Company”) approved an amendment (the “Plan Amendment”) to the Company’s 1995 Directors’ Stock Plan (the “Directors’ Plan”) to authorize the Board to amend awards outstanding under the Directors’ Plan. The foregoing description of the Plan Amendment is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which shall be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2018.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 25, 2018, directors Robert J. Frankenberg, Katharine A. Martin and Philip J. Quigley notified the Company that they intended to retire from the Board, each effective June 30, 2018. No executive officer of the Company is aware of a disagreement by any of Messrs. Frankenberg and Quigley or Ms. Martin with the Company on any matter relating to the Company’s operations, policies or practices. In order to align the director compensation with the partial year of service of each of Messrs. Frankenberg and Quigley and Ms. Martin, the Board approved amendments to outstanding equity awards held by each of them to provide for partial acceleration of vesting in connection with their mid-term resignations.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

(a) On June 26, 2018, the Board amended the Company’s bylaws (as so amended and restated, the “Bylaws”) to provide for, among other things, majority voting for directors in uncontested director elections, whereby a nominee for director will be elected to the Board if the stockholder votes cast “for” such nominee’s election exceed the votes cast “withheld” from or “against” such nominee’s election. The Bylaws retain plurality voting for contested director elections. Previously, the Company had plurality voting in all director elections. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Nuance Communications, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: June 26, 2018	By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel Executive Vice President and Chief Legal Officer